	Gladys M. Croskey	Exhibit 3.15
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

ORGANIZATION OF THE COMPANY “PETROLERA SAN ANTONIO S.A.” (PETROSAN). PUBLIC DEED NUMBER ONE HUNDRED AND SEVENTEEN.(117).- In the City of Asunción, Capital of the Republic of Paraguay, on this thirtieth day of the month of July of the year one thousand nine hundred and ninety seven; before me: MARINA GALEANO SUAREZ, Notary Public, Holder of Registry Nº 114, appears: Mr. JUAN CARLOS JORGE ASTABURUAGA WETZER, married, bearer of Identity Card No. 718.941, a naturalized Paraguayan national, industrialist by profession; and Mrs. SANDRA FISCHER DE ASTABURUAGA, married, of 35 years of age, bearer of Identity Card No. 2.125.228.-, an Argentine national, with residence card issued by the Directorate of Migrations No. 3752, attorney-at-law; both domiciled at 1292, Herib Campos Cervera Street of this Capital City, of legal age, and they have complied with the laws of a personal character, and have legal ability, I certify. And Mr. JUAN CARLOS JORGE ASTABURUAGA WETZER and Mrs. SANDRA FISCHER DE ASTABURUAGA, both being able to freely dispose of their assets since there is no court order of interdiction or disqualification on them, agree to celebrate this contract on organization of a Company, which shall be governed by the following Articles of Incorporation: “CHAPTER I.- NAME, TERM, AND CORPORATE OBJECT. ARTICLE 1.- Under the name of “PETROLERA SAN ANTONIO S.A.” (PETROSAN), a Company is hereby organized, which shall be governed by these Articles of Incorporation. In all matters not covered by these Articles, it shall be governed by the Civil Code and all other laws governing this matter. ARTICLE 2.- The Company establishes its legal domicile in Asuncion, Republic of Paraguay. The Board of Directors may establish or close branches, agencies or representation offices in the country or abroad. ARTICLE 3.- The Company shall be established for a term of NINETY NINE (99) YEARS, counted from the date of its inscription in the corresponding Registries. This Term may be reduced or extended by decision of the Shareholders’ Meeting in accordance to provisions set forth by the Article 1091 of the Civil Code.- CHAPTER II.- COMPANY’S PURPOSE – ARTICLE 4.- The purpose of the Company shall be to engage on its own account or on the account of third parties, or in association with third parties, in the following operations: a) Commercial operation on its own account or on account of third parties, directly or indirectly of all kinds of maritime vessels, coastal trade vessels, river or lake vessels under either the national or a foreign flag, transporting either cargo or passenger, in any such role as: ship-owner, cargo, unloading or stevedoring agents; boaters, receivers or by any other commercial activity directly or indirectly linked to maritime traffic in rivers or

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

lakes or related industries, including, without limitation, the shipyards; b) To build, acquire or transfer, take or give in leasing or by any other form, directly or indirectly, exploit harbor works, dykes, docks, cranes, any kinds of means of transportation as well as any other building or facility directly or indirectly linked to harbor traffic or activity linked to maritime, river or lake traffic; MARITIME AGENCY: To represent maritime companies working on the maritime or river navigation, or by any other means; to work on its own account or on account of third parties on the exploitation of everything concerning to, or related with, internal, external or international transportation of cargo, passengers, parcels and mail; to engage in business as ship-owners, maritime agents, vessel agents, insurance companies agents, and agents in general, administrators of vessels and other goods, suppliers, contractors, stevedore contractors, freighters, barrack hands, and receivers; d) GENERAL COMMERCIAL: Through the importation and exportation, sale, purchase and distribution of lubricants, fuels, oils, and any Petroleum by-products; goods, products, machinery and raw materials in general; exploitation of patents of invention, trademarks, industrial designs and models; holding representations, commissions and mandates of any nature; transportation by land, by river or by sea of goods in the country or abroad, using its own means or those from a third party, fulfilling for said purpose the requirements set forth in the then current regulations on the matter. This enunciation is merely illustrative; for the achievement of its objectives the Company may engage in any activities, be it , commercial, industrial, livestock, agricultural, import and export of any kind of goods and any activity directly or indirectly furthering the company’s purpose, being able to acquire, assign, administer and exploit rights; accept and/or assign national and/or foreign representations, and the exercise of mandates and administration, either inside or outside of the country, with the broadest faculties.- CHAPTER III - AUTHORIZED AND CORPORATE CAPITAL AND SHARES.- ARTICLE 5.- The CORPORATE CAPITAL is set in the amount of PYG Gs. 20,000,000,000.- (PARAGUAYAN GUARANIS TWENTY BILLION), represented by 20,000 (TWENTY THOUSAND) ORDINARY SHARES, PAYABLE TO THE BEARER AND/OR NOMINATIVE, with right to issue one vote in each of the Meetings, with a nominal value of PYG 1,000,000.- (PARAGUAYAN GUARANIS ONE MILLION) distributed in 20 (TWENTY) SERIES of PYG 1,000,000,000.- (PARAGUAYAN GUARANIS ONE BILLION) each. Shares titles shall be numbered sequentially from ONE (1) to ONE THOUSAND (1,000.-) in each series and they shall be identified by letters of the alphabet. THE ISSUED, SUSCRIBED AND INTEGRATED

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

CORPORATE CAPITAL amounts to the sum of PARAGUAYAN GUARANIS ONE BILLION (PYG 1,000,000,000.-), which shall correspond to the first series of the letter “A”, which shall be formed by Ordinary, To the Bearer, Shares.- ARTICLE 6.- Once complied with the provisions set forth in both the Law and the Articles of Incorporation, the Board of Directors shall, with the previous resolution from the Special Meeting, determine the conditions for the issuance, placement, subscription and integration of shares.- The agreement shall be transcribed in the Book of Minutes, recording: a) number of series and shares to be issued; b) Whether the placement or subscription will be private or by public offering; c) conditions for the operation, initial minimum, and the installments to be realized in monthly payments, at the discretion of the Board of Directors; d) The fixed or minimum amount over which the shares may be placed or placed to be subscribed, and determine their issuance premium; e) the term for placement and subscription of the issuance and the exercising of the right of preference, as set forth in the following paragraph: In proportion to the number of shares held by shareholders, they shall have preference for the subscription or purchase of offered shares for sale or shares related to an increase of the corporate capital. The term for exercising this right shall be set by the Board of Directors and in no case shall be less than thirty days counted since publication of the Notice to Shareholders in a Newspaper of wide circulation, for three consecutive days. ARTICLE 7.- Share certificates shall be subscribed by two members of the Board of Directors and shall bear the stipulations required by Article 1069 of the Civil Code. Until each Share or Share Certificate is effectively issued, each Shareholder shall receive a nominative Certificate, which also shall bear the signature of said Directors.- ARTICLE 8.- Shares may be transformed, by decision of the Meeting, into shares to the bearer and/or nominative, transferable by endorsement or not. They are indivisible and no more than one owner shall be recognized for each Shares Certificate. Share Certificates may represent more than one share each. The ownership of one or more shares implies absolute conformity with these Articles of Incorporation and their modifications, as well as resolutions from previous Meetings. ARTICLE 9.- Each Share gives right to issue one vote. The Board of Directors shall maintain a Registry of Shareholders where the names of the owners, serial number of shares, and domicile of shareholders, shall be recorded.

ARTICLE 10.- Subscribers in default shall be obligated to pay to the Company the current legal interest rate and an additional rate as punitive interest, which shall be determined by the Board of Directors in each case. Once the default has been verified, the Company may: a) Seek executive judgment against the

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

subscriber and those severally liable in order to collect the amount owed; b) Sell the shares. From the proceeds of the sale the expenses of such operations and interests from the default shall be deducted; the remaining balance shall be put at the disposal of the interested party in the Company’s offices. In cases where there is a justified cause, the Board of Directors may grant new terms for only one instance.- CHAPTER IV.- GENERAL MEETING OF SHAREHOLDERS.- ARTICLE 11.- General Meetings of Shareholders shall be held ordinarily each year, within the first four months after the closure of the fiscal year, and extraordinarily at any time when it is called by the Board of Directors or the Trustee or at the request of Shareholders representing one tenth of the corporate capital. The Board of Directors must necessarily call the Meeting within a term of thirty days upon receipt of the request.- ARTICLE 12.-In order to hold Meetings, the following common rules are hereby established: a) Any call to Shareholders’ Meetings shall be made by the Board of Directors or, as appropriate, by the Trustee, by means of notices published five times, within ten days prior to the date of the meting in at least one major national newspaper; b) The meeting notices shall include the agenda of items to be discussed; c) Any resolution made on matters other than the ones stated in the call shall be null and void, except in the cases prescribed in the Law.- ARTICLE 13.- In order to participate of Meetings, Shareholders must deposit in the Corporate Treasury, at least three days in advance of the date of the Meeting, their shares or share certificates of documents constituting proof of their deposit in a Bank of this country or abroad. Shareholders may be represented by legal representatives by means of a simple power of attorney with signatures notarized by a Notary Public or registered in the company. Neither members of the Board of Directors, nor Trustees, nor Managers, nor any other Company employee can be legal representatives, with the exception of the cases of those that, having the condition of legal representatives of companies, have the necessary powers. ARTICLE 14.- Ordinary Meetings shall be validly constituted with the attendance of Shareholders representing, as a minimum, half plus one of shares with right to vote. If that necessary quorum is lacking, said Meeting shall become validly constituted in Second call on that same day, one hour after the time set for the first call, with the attendance of Shareholders representing, as a minimum, thirty per cent of shares with right to vote. The quorum required for Extraordinary Meetings shall be established in Article 1090 of the Civil Code. Meetings can be adjourned according to Article 1094 of said law. ARTICLE 15.- Meetings shall be chaired by a member of the Board of Director who shall be designated by the majority vote of shareholders present,

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

and who will then ask a Shareholder to act as Secretary. All resolutions taken shall be recorded in the Minutes’ Book of Meetings. Minutes shall be signed by the Chairman, the Secretary, and two Shareholders who, designated during the meetings, shall act as representatives of the shareholders. ARTICLE 17.- Ordinary Meetings shall consider the following: a) Consideration of the Board of Directors’ Annual Report, Balance Sheet and Profit and Loss Statement; Distribution of Profits, Report of the Trustee, and any other matter related to the Company business that falls under its responsibility as established in the Law and these Articles of Incorporation, or any matters submitted to its consideration by the Board and the Trustee; b) Appointment of members of the Board of Directors and Trustees, fixing their remuneration; c) To establish duties of Board members and Trustees and their removal; d) To issue shares within the corporate capital. Matters to be considered by Extraordinary Meetings are: a) To increase, reduce, and reinstate the Corporate Capital; b) To redeem, reimburse and repay shares; c) To merge, transform and dissolve the Company; to appoint, remove and compensate liquidators; to consider accounts and other matters related with the work of liquidators; d) To issue debentures and convert them into Shares; and e) To issue participation bonds.- CHAPTER V.- ADMINISTRATION, MANAGEMENT AND CONTROL OF THE COMPANY.- ARTICLE 18.- Administration and Management of the Company shall be entrusted to a Board of Directors comprised of two (2) to four (4) Permanent Members, and up to 2 (two) Alternate Members may be appointed by the General Shareholders’ Meeting. It is not necessary for them to be Shareholders. In each case, the Meeting shall set the number of members of the Board. ARTICLE 19.- Directors shall remain in office for a term of one year, and they may be indefinitely reelected. Functions of Directors are considered to continue until the Shareholders’ Meeting designates a new Board. In the first session after its designation, the Board shall nominate its Chairman and the other Board positions, if these were not already designated in the same General Shareholders’ Meeting. In case of absence or temporary or permanent impediment of the Chairman of the Board, one of the members of the Board shall replace him in all its functions.- ARTICLE 20.- The Board shall hold regular meetings as frequently as required by the Company’s business. In order for the meetings to be deemed as valid, it is required the attendance of the majority of the Permanent Directors. Resolutions of the Board shall be recorded in a Minutes’ Book especially reserved for that purpose, and decisions shall be made by simple majority of votes.- ARTICLE 21.- Alternate Directors, when designated by the Shareholders’ Meeting, shall automatically be part of the

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

Board, with full voting and speaking privileges in the absence of the Permanent Members, and such circumstance must be recorded in the Minutes.- ARTICLE 22.- In case of resignation, absence or any temporal or permanent impediment affecting a Director, he shall be automatically replaced by its Alternate Member, and successively so. Other possible cases shall be governed by the provisions of Article 1107 of the Civil Code.- ARTICLE 23.- The Board shall have the following duties: a) To prepare the Annual Report, the General Balance Sheet and Inventory, the Profit and Loss Statement, and to propose a scheme of distribution of profits; b) To purchase, pay, assign or donate any kind of goods, movable and immovable, with authorization for selling or transferring them in any other way for good and valuable consideration, or to constitute upon them real rights (mortgages and pledges, usufructs, etc.); c) To propose to the Shareholders’ Meeting the issuance of obligations and debentures with fiduciary or real warranties, or without them, and to set the terms and conditions deemed convenient; d) To enter into leasing agreements as lessor or lessee, be it over real estate, or movables, or works or services; e) To perform any kind of operations with National and foreign Banks, make deposits into checking accounts, savings accounts, to issue checks, bills of exchange, money drafts, promissory notes, to endorse them, discount them, or sign them as acceptor or guarantor; f) To receive deposits or consignations, to perform mandates or commissions, to grant sureties in matters of its interest, to accept legacies and donations; g) To request loans inside and outside the country from private and public Banks or from private persons or companies, with fiduciary securities or real securities or without any them, and to agree on the terms and conditions it deems convenient; h) To verify payments, to make novations, guaranties, debt acquittances or discharges, or to grant grace periods; I) To perform all acts or to enter into all contracts that might be necessary for the fulfillment of the Company’s purpose or convenient to the interests of the Company, agreeing in each case on prices, interests rates, terms, guarantees, methods of payments and any other conditions of the aforementioned operations; perceiving any sum of money, even in the case that a term was set for payment; j) To appoint, suspend or remove the Company’s Managers, setting their responsibilities, in the first case; k) To fix the remuneration of senior and junior employees, agreeing on their bonuses in each case; l) To designate correspondents, to establish and close agencies and branch offices and/or representations in the country and abroad; to file and to defend lawsuits; and also to file complaints and act as plaintiff in criminal trials, and to reject or to extend jurisdictions; to take or defer oaths, to compromise with

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

arbiters or arbitrators, to reach agreements, negotiate settlements, acknowledge or confess obligations, waive the right to appeal or to acquired prescriptions; to desist from rights, lawsuits and complaints; m) to issue Special or General Powers-of-Attorney of any nature and scope, with the powers set forth in Article 884 of the Civil Code, and to revoke them; n) To regulate the issuance of Participation Bonds or debentures; o) to resolve any other matter related to the interests of the Company that is not expressly reserved to the Shareholders’ Meeting by virtue of the Law or the Articles of Incorporation. The foregoing list is merely enunciative and not limitative. These powers may be delegated in full or in part to special or general legal agents when the Board deems it convenient.- ARTICLE 24.- The Legal Representation and the use of the Company signature correspond to the Chairman of the Board and/or with two signatures of Permanent Members of the Board will validly obligate the Company in all its acts. No Member of the Board may offer warranties in business foreign to the company without a resolution from the Members of the Board.- ARTICLE 25.- The Board may designate one or more Managers that may be Shareholders or not, with the functions it deems convenient, issuing the corresponding Power of Attorney to the effect. The Manager or Managers shall not cease in their office simultaneously with the Board, but when their powers of attorney are expressly revoked.- ARTICLE 26.- Supervision of the Company will be entrusted to a Permanent Trustee and an Alternate Trustee, designated by the Shareholders in the General Shareholders’ Meeting, with the functions set forth in Article 1124 of the Civil Code. The Meeting shall determine their compensation. They shall be elected for a term of one fiscal year, and they may be indefinitely reelected.- CHAPTER VI.- ACCOUNTS, BALANCE SHEETS, RESERVES AND BENEFITS.- ARTICLE 27.- The Company’s accounting shall be conducted according to the provisions set forth in the laws governing the matter, and with systems that do not conflict with legal principles, and all postings shall be recorded in the books required by the law.- ARTICLE 28.- The Board of Directors shall issue in each quarter a Balance Sheet of the Company and shall submit it to the Trustee for legal purposes. - ARTICLE 29.- At the end of the fiscal year on December 31st of each year, the Board of Directors shall prepare an Inventory and a detailed Balance Sheet of the Company’s Assets and Liabilities; the Profit and Loss Statement and an Annual Report of the Company’s situation and business; as well as a proposal on distribution of dividends, creation of reserves and bonuses. These documents shall be submitted to the General Shareholders’ Meeting with the Report from the Trustee.- ARTICLE 30.- In addition to the reserve required by Law, the

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

Shareholders’ Meeting may, upon a proposal from the Board of Director, establish special reserves or provisions. Liquids and realized profits shall be distributed among the Shareholders, and for that purpose the Board of Directors may set a term not to exceed ten months.- CHAPTER VII.- DISSOLUTION AND LIQUIDATION.- ARTICLE 31.- The dissolution and liquidation of the Company shall be governed by Paragraphs V and VI, Section I, Chapter XI, Title II, Book Third of the Civil Code.- CHAPTER VIII.- GENERAL AND TEMPORARY PROVISIONS.- ARTICLE 32.- In accordance to the provisions of Article 5 of these Articles of Incorporation, the CORPORATE CAPITAL ISSUED, SUBSCRIBED AND INTEGRATED amounts to ONE BILLION PARAGUAYAN GUARANIS (PYG Gs. 1,000,000,000.-), corresponding to Series “A”, and which is distributed as follows: Mr. CARLOS ASTABURUAGA WETZER has subscribed and integrated in cash an amount of FIVE HUNDRED MILLION PARAGUAYAN GUARANIS (PYG Gs. 500,000,000.-); and Mrs. SANDRA FISCHER DE ASTABURUAGA has subscribed and integrated in cash an amount of FIVE HUNDRED MILLION PARAGUAYAN GUARANIS (PYG Gs. 500,000,000.-). ARTICLE 33.- The Board of Directors is composed as follows: CHAIRMAN: Mr. CARLOS ASTABURUAGA WETZER; and as Permanent Directors: SANDRA FISCHER DE ASTABURUAGA and PEDRO FISCHER.- Permanent Trustee: DORA MOREL GARAY.- ARTICLE 34.- Any case not contemplated by these Articles of Incorporation shall be decided in accordance with provisions of the Civil Code, the Merchant’s Law, the Law on Tax Reform, and applicable laws on these matters. ARTICLE 35.- Notary Public MARINA GALEANO SUAREZ is hereby sufficiently authorized to seek approval of these Articles of Incorporation, and to accept any modifications suggested by The Judiciary or administrative agencies and request its inscription in the corresponding Registries.- Under such clauses and conditions, the Company known as “PETROLERA SAN ANTONIO S.A.” (PETROSAN).- is hereby organized.- Inscription is to be made. READ AND RATIFIED, the appearing parties subscribe it before me, of all of which, and of the content of this Deed, and of having personally received the declaration and of intent and petition from them, I testify. SIGNED: JUAN CARLOS JORGE ASTABURUAGA WETZER.- SANDRA FISCHER DE ASTABURUAGA.- Before me: MARINA GALEANO SUÁREZ.- There is a stamp.-

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

(Signed and sealed by MARINA GALEANO SUAREZ, Notary Public, – ASUNCION, PARAGUAY).

This is a true copy of the original, I CERTIFY.

(Seal and signature: MARINA GALEANO SUAREZ , Notary Public ASUNCION, PARAGUAY)

- - -True and correct translation to English of a document written in Spanish, that I certify with my seal and signature in Asuncion (Paraguay) on January 7th, 2012.- - -

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

“Colegio de Escribanos del Paraguay”

Supreme Court of Justice - Notarial Act

No. 782038

. . . . .IN FULL ACCORDANCE WITH original deed Number ONE HUNDRED AND SEVENTEEN, page 298 and following pages, of the Protocol, Civil Division, Section “A” of the Notary Public’s Registry - - - - domiciled in ASUNCION, and authorized by MARINA GALEANO SUAREZ, as Notary Public, holder of said Registry; this first copy is issued for the company “PETROLERA SAN ANTONIO S.A.” , on this thirtieth day of the month of JULY of the year 1997.- - -.- -

(Signed and sealed by MARINA GALEANO SUAREZ - Notary Public, – ASUNCION, PARAGUAY).

This is a true copy of the original, I CERTIFY.

(Seal and signature: MARINA GALEANO SUAREZ , Notary Public ASUNCION, PARAGUAY)

- - -True and correct translation to English of a document written in Spanish, that I certify with my seal and signature in Asuncion (Paraguay) on January 6th, 2012.- - -

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

TRANSLATION

Notarial Sealed Paper - “Colegio de Escribanos del Paraguay”

Notary: CAROLINA LOPEZ BRIZUELA

Place: ASUNCION - Address: 818, J. E. O’Leary St.

License: # 622

PARTIAL TRANSCRIPTION OF THE MINUTES OF THE SPECIAL SHAREHOLDERS’ MEETING REQUESTED BY THE COMPANY “PETROLERA SAN ANTONIO” SOCIEDAD ANÓNIMA. AMENDMENT OF ARTICLES OF INCORPORATION OWING TO INCREASE OF CAPITAL. DEED NUMBER FIFTEEN. In the City of Asuncion, Capital of the Republic of i Paraguay, on this second day of the month of December of the year two thousand and five, before me, CAROLINA ISABEL LÓPEZ BRIZUELA, Notary Public, Holder of Registry Nº 622, APPEAR: Mr. JUAN CARLOS JORGE ASTABURUAGA WETZER o CARLOS ASTABURUAGA, names that identify the same person, of Paraguayan nationality,, married known to me, bearer of Identity Card issued by the National Police, number 718.941, domiciled for the effects of this act at 657, Juan E. O Leary St., of this neighborhood. The appearing person is of legal age, in my opinion has the necessary legal capacity to formalize this instrument, with nothing known to me to the contrary. Mr. JUAN CARLOS JORGE ASTABURURUAGA WETZER, appears in the name and in representation of the company doing business in this market under the name of “PETROLERA SAN ANTONIO” SOCIEDAD ANÓNIMA (PETROSAN), holder of Taxpayer Identification N° PSAA977120S, as President thereof, appointed by the General Shareholders’ Meeting, as recorded in Minutes Nº 11 dated April 14, 2005, the pertinent part of which reads: “MINUTES OF THE GENERAL SHAREHOLDERS’ MEETING HELD ON APRIL 14, 2005. Minutes N° 11 - In the City of Asuncion, Capital of the Republic of Paraguay, on this fourteenth day of the month of April of the year two thousand and five, the Shareholders of PETROLERA SAN ANTONIO SOCIEDAD ANÓNIMA meet, in order to hold a General Meeting. At this point, the third item of the Agenda is to be

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

considered: Appointment of Directors and Trustees for the 2005 fiscal year and determination of their pertinent remunerations. After a short exchange of opinions, it was unanimously resolved to appoint the following persons: as Chairman of the Board of Directors: Mr. Carlos Astaburuaga; as Permanent Directors: Ms. Marta María Manzoni Real, Mr. José María Manzoni Ramírez and Mr. Alfredo Montes de Oca; Permanent Trustee: Ms. Dora Morel and Alternate Trustee: Mr. César González. - - -With no other items to be discussed, after reading and consideration of the Minutes, the meeting is adjourned, at 5:50 p.m.- - Several signatures appear below. “.- - - True copy of the pertinent part, I certify.- - The company was organized pursuant to Public Deed Nº 117 dated July 30, 1997, passed before Notary Public Marina Galeano Suarez, which was recorded at the General Directorate of Public Registries, as ordered by the Judge of First Instance for Civil and Commercial Matters, Seventh Turn, Dr. Hugo A. Becker, Clerk: Andrea Gonzalez, according to Interlocutory Act N0 1462 dated 18-VIII-1997, in the Registry of Juridical Persons and Associations, under N° 378, folio 5548, Series “B” dated August 19, 1997; and in the Public Registry of Commerce, under N° 398, Series “B”, folio 699 and following folios, “Contracts” Section, on August 20, 1997.- Subsequently, per Public Deed N° 38 dated August 9, 2002, passed before me, the authorizing Notary Public, recorded under folio 174 and following folios, of the Protocol of Commercial Acts and Contracts, Section “B” , a Capital Increase was formalized, which was duly recorded before the General Directorate of Public Registries, as ordered by the Judge of First Instance for Civil and Commercial Matters, Seventh Turn, Dr. Hugo A. Becker, Clerk: Carla Rosana Rojas, according to Interlocutory Act Nº 1575 dated 30-VIII-2002, in the Registry of Juridical Persons and Associations, under N° 152, folio 1727, Series “C”, on September 3, 2002; and in the Public Registry of Commerce, under Nº 702, Series “B”, Folio 5.605 and following folios, Contracts Section, on September 3, 2002.- And by Public Deed Nº 50 dated May 5, 2003, passed before Notary Public Marina Galeano Suarez, which was recorded at the General Directorate of Public Registries, as ordered by the Judge of First Instance for Civil and Commercial Matters, Eleventh Turn, Dr. Hugo M. Garcete M., Clerk: Norma Emilce Cristaldo, according to Interlocutory Act Nº 950 dated 27-VI-03, in the Registry of Juridical Persons and Associations, under N° 258 folio 2800, Series “B” dated July 2, 2003; and in the Public Registry of Commerce, under N° 495, Series “B”, folio 6117 and following folios, “Contracts” Section, on July 08, 2003. I do not reproduce herein the above company’s Articles of Incorporation and the subsequent amendments thereto, since a testimony of the same duly verified

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

are added to my Protocol and are a part of this public deed. The Company fixed its domicile in the city of ASUNCION; it shall have duration of 99 years and its main purpose is the commercial operation of all kinds of ocean ships and other kinds of ships.- Directors shall remain in office for a period of one year. The Chairman shall have use of the signature, as established in Article 24 of the Articles of Incorporation.- And Mr. JUAN CARLOS JORGE ASTABURUAGA WETZER, under the representation he holds, and by virtue of the supporting documents mentioned above, SAYS: that he requests from me, the authorizing Notary Public, the partial transcription in my registry, of the Minutes of the Special Shareholders’ Meeting held on November 25, 2005; being his request in order, I transcribe below the said Minutes, which read: “MINUTES OF THE SPECIAL SHAREHOLDERS’ MEETING HELD ON NOVEMBER 25, 2005.- MINUTES N° 12.- In the City of Asuncion, Capital of the Republic of Paraguay, on this twenty-fifth day of the month of November of the year two thousand and five, the Shareholders of PETROLERA SAN ANTONIO SOCIEDAD ANÓNIMA meet, …..in order to consider the Order of the Day: INCREASE OF THE CORPORATE CAPITAL. The Chairman informs the Meeting that the Corporate Capital of PYG Gs. 50,000,000,000.- (PARAGUAYAN GUARANIS FIFTY BILLION), turns out to be insufficient to continue with the investment project established. After proper deliberations, it was unanimously resolved to increase the corporate capital up to the amount of PYG Gs. 70,000,000,000.- (PARAGUAYAN GUARANIS SEVENTY BILLION), and Article 5 is therefore written down as follows: --The corporate capital is fixed in the amount of PYG Gs. 70,000,000,000.- (PARAGUAYAN GUARANIS SEVENTY BILLION) represented by 70.000 (Seventy thousand) ORDINARY SHARES TO THE BEARER AND/OR NOMINATIVE SHARES, which entitles to one (1) vote each in the Shareholders’ Meetings, having a nominal value of Gs. 1.000.000.- (Paraguayan Guaranis One Million) each, distributed in 70 (seventy) series of Gs. 1.000.000.000.- (Paraguayan Guaranis One Billion) each. Shares titles shall be numbered sequentially from ONE (1) to ONE THOUSAND (1,000.-) in each series and they shall be identified by the letters of the alphabet, firstly in simple form and then in combined form…. . The attendance to the Meeting of Ms. Dora Morel Garay, Permanent Trustee and of Ms. Dionisia Echague de Zaracho, from the Department of Registry and Control of Companies, Ministry of Finance, is recorded. There being no further items to be discussed, after reading and consideration of the Minutes, the meeting is adjourned at 4:00 p.m.-- Several signatures appear below. True coy of the pertinent part, I certify.-- Consequently, in compliance with what was

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

requested, the Minutes of the General Shareholders’ Meeting dated November 25, 2005 is recorded as a public deed and the corporate capital is increased by PYG Gs. 20,000,000,000.- (PARAGUAYAN GUARANIS TWENTY BILLION), which, added to the PYG Gs. 50,000,000,000.- (PARAGUAYAN GUARANIS FIFTY BILLION), that was existent before the above Meeting took place, make a total of PYG Gs. 70,000,000,000.- (PARAGUAYAN GUARANIS SEVENTY BILLION).- In consequence, Article 5 of the Articles of Incorporation is attended, which will now read as follows: “ARTICLE 5: The CORPORATE CAPITAL is fixed in the amount of PYG Gs. 70,000,000,000.- (PARAGUAYAN GUARANIS SEVENTY BILLION), represented by 70.000 (Seventy thousand) ORDINARY SHARES TO THE BEARER AND/OR NOMINATIVE SHARES, which entitles to one (1) vote each in the Shareholders’ Meetings, having a nominal value of Gs. 1.000.000.- (Paraguayan Guaranis One Million) each, distributed in 70 (seventy) series of Gs. 1.000.000.000.- (Paraguayan Guaranis One Billion) each. Shares titles shall be numbered sequentially from ONE (1) to ONE THOUSAND (1,000.-) in each series and they shall be identified by the letters of the alphabet, firstly in simple form and then in combined form”.- Thus, the amendment of Article 5 of the Articles of Incorporation is made; the rest of the articles shall remain in effect and with no amendment whatsoever. THUS, AFTER HAVING THIS INSTRUMENT BEEN READ BY THE AUTHORIZING NOTARY PUBLIC, THE COMPANY’S REPRESENTATIVE RATIFIES THE CONTENTS OF THE SAME AND SIGNS IT BEFORE ME. - - I CERTIFY THAT I HAVE PERSONALLY RECEIVED HIS DECLARATION OF WILL FOR DRAFTING THIS INSTRUMENT. - - - - -

(Signed): Juan Carlos Jorge Astaburuaga Wetzer.- - - BEFORE ME: Carolina Isabel López Brizuela. My seal and signature are stamped below.- - - (Safety Sheet No. 2414449 follows)…..

Gladys M. Croskey
Traductora Matriculada
Sworn Translator
Sgto.1º Juan Insfrán 1099		Cel.: 0971-205934
esq. Cap. Julio C. Rivas		Telef.: (021) 291121
(Barrio Mburucuyá)		gcroskey@rieder.net.py
Asunción – Paraguay		Matrícula No. 195

“Colegio de Escribanos del Paraguay”

Supreme Court of Justice - Notarial Act

Notary Public: CAROLINA LOPEZ BRIZUELA
ADDRESS:	818, O’Leary Street
Place:	ASUNCION
License:	622	No. 2414449

. . . . .IN FULL ACCORDANCE WITH the original deed Number FIFTEEN, page 33, of the Protocol, Commercial Division, Section “B” of Notary Public’s Registry number 622, domiciled in ASUNCION, and authorized by CAROLINA LOPEZ BRIZUELA, as Notary Public, holder of said Registry; this first copy is issued for the company “PETROLERA SAN ANTONIO S.A.” (PETROSAN), on this second day of the month of December of the year two thousand and five.- -

(Signed and sealed by CAROLINA LOPEZ BRIZUELA,

Notary Public, License Nº 622, – ASUNCION, PARAGUAY).

(Seal and signature): The Judiciary - Judicial Tax Paid

Translator’s Note: Seals evidencing inscription at the Registry of Juridical Persons & Associations and the Public Registry of Commerce appear on the document. (Seals of The Judiciary – Republic of Paraguay)

- - -True and correct translation to English of a document written in Spanish, that I certify with my seal and signature in Asuncion (Paraguay) on January 6th, 2012.- - -